Exhibit 15.1

June 16, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 4, 2022 on our review of interim financial statements of Janus Henderson Group plc, which is included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 is incorporated by reference in this Registration Statement on Form S-8.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 1900 16th Street, Denver, CO 80202

T: (720) 931 7000, F: (720) 931 7100, www.pwc.com/us